Exhibit 3.2.80

BYLAWS

OF

OS MANAGEMENT, INC.

i

TABLE OF CONTENTS (continued)

ii

BYLAWS

OF

OS MANAGEMENT, INC.

ARTICLE I

MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held following the end of the Corporation’s fiscal year at such time as determined by the Board of Directors. The annual meeting shall be held for the election of directors of the Corporation, the receiving of reports, and the transaction of any business which may be properly brought before the meeting, including any matter which could properly be considered and acted upon at a special meeting. The annual meeting of the shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose shall be held when directed by the Chairman of the Board; the President; the Board of Directors; a committee of the Board of Directors which has been duly designed by the Board of Directors and whose power and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings; or when requested in writing by the holders of not less than 1/10th of all the shares entitled to vote at such meeting, but special meetings may not be called by any other person or persons. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the President, Board of Directors, or shareholders requesting the calling of the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders may be held either within or without the State of Florida, as may be determined by the Board of Directors and stated in the notice of said meeting. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the Corporation in the State of Florida.

Section 4. Notice. Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be sent to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the meeting, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting. Notice may be communicated in person; by telephone (where oral notice is permitted by law), telegraph, teletype, or other form of electronic communication, or by mail. Written notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address at it appears on the stock transfer books of the Corporation, with postage thereon prepaid, or if communicated by telegraph, teletype, or other electronic form, when received. Oral notice is effective when communicated directly to the person to be notified.

Section 5. Waiver of Notice of Meetings of Shareholders. Any notice required to be given to any shareholder of the Corporation by law or under the provisions of the articles of incorporation of the Corporation or these Bylaws may be waived by a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or conveyed.

Section 6. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

Section 7. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof or entitled to receive payment or any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other purpose, the day next preceding the date on which notice of the meeting is given, or for the close of business on the day on which the Board of Directors adopts the resolution taking any prior action required under law.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by, each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation, or at the office of the transfer agent or registrar of the Corporation for a period of 10 days prior to such meeting and shall be subject to inspection by any shareholder at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned on the demand of any shareholder in person or by proxy until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 9. Shareholder Quorum and Voting Procedures. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. Whether or not a quorum is present, the holders of shares entitled to cast a majority of the votes present in person or represented by proxy at the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a meeting at which a quorum shall be present or represented.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 10. Voting Entitlement of Shares. The holders of common stock shall possess and exercise exclusive voting rights. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Treasury shares, shares of this Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation’s own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares entitled to be voted standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder or, on the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares entitled to be voted held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares entitled to be voted standing in the name of a trustee may be voted by him, either in person or by proxy, but not trustee shall be entitled to vote any shares held by him without a transfer of such shares into his name or the name of his nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, the acts with respect to voting have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest; (e) the principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents or objections and for the purpose of ascertaining the presence of a quorum.

A shareholder otherwise entitled to vote whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to be voted on any matter and shall not be deemed to be outstanding shares.

Section 11. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 12. Voting Trusts. Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law, for a period not to exceed ten years. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

A voting trust agreement may be extended before the expiration of such voting trust agreement as originally fixed or as extended one or more times, for an additional period not exceeding ten years, by agreement in writing by one or more holders of voting trust certificates. Such extension agreement shall not affect the rights or obligations of persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their share certificates reissued to them.

Section 13. Shareholders’ Agreements. Two or more shareholders of this Corporation may enter into an agreement, if in writing and signed by the parties thereof, providing for the exercise of voting rights in the manner provided in the agreement, or as they may agree, or as determined in accordance with procedures agreed upon by them. Nothing herein shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

A transferee of shares of this Corporation shall be bound by any such shareholders’ agreement if he takes the shares subject to such agreement with notice thereof.

Section 14. Action by Shareholders Without a Meeting. Any action required by law to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to be voted thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to be voted as a class thereon and of the total shares entitled to be voted thereon.

Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.

ARTICLE II

DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board may do all such lawful things and acts as are not by statute, the articles of incorporation, or these Bylaws directed or required to be done by the shareholders.

Section 2. Qualification. Directors need not be residents of this state or shareholders of this Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or these bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. The Board of Directors of this Corporation as of the date of adoption of these Bylaws shall consist of at least one (1) member. The number of directors may be increased or decreased from time to time by action of the Board of Directors within the foregoing limitations or by amendment to the articles of incorporation or these Bylaws outside of the foregoing limitations, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 7. Election and Term. Each person named in the articles of incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders and his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee (which shall consist of the Chairman of the Board, the President and such other directors as may, from time to time, be designated by the Board of Directors) and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

(b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise.

(c) Fill vacancies on the Board of Directors or any committee thereof.

(d) Amend the Bylaws.

(e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

(f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversation, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

Each committee must have at least two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 9. Classes. By a bylaw adopted by a majority of the shareholders, the directors of this Corporation may be divided into one, two, or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; and of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 11. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 12. Director Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 13. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more if its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interest directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 14. Time, Notice, and Call of Directors’ Meetings. Regular meetings of the Board of Directors, if held, shall be held without notice at such stated time as the Chairman of the Board, the President of the Corporation, or any two directors shall direct.

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President of the Corporation, or by any two directors. Written or oral notice of the time and place of special meetings of the Board of Directors shall be given to each director either by personal delivery or by first-class mail, telegram, cablegram, or other electronic communication at least two days before the meeting.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 15. Order of Business. The order of business at Board of Directors’ meetings shall be as follows: (a) reading of the minutes of the prior meeting of directors; (b) reports of officers; (c) reports of committee; and (d) new business.

Section 16. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 17. Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 18. Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 19. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing setting forth the action so to be taken signed by all of the directors or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III

OFFICERS

Section 1. Officers, Election and Terms of Office. The executive officers of this Corporation shall consist of a Chairman of the Board, a President, a Vice-President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this Corporation, and shall hold their respective offices from the date of the meeting at which elected until the time of the next succeeding meeting of the Board following the annual meeting of the shareholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it may deem necessary, and to prescribe such duties for them to perform as it may deem advisable. Any two or more offices may be held by the same person. Failure to elect a Chairman of the Board, President, Vice-President, Secretary or Treasurer shall not affect the existence of the Corporation.

Section 2. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby.

Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, subject to the directions of and limitations imposed by the Board of Directors. The Chairman of the Board shall coordinate and supervise the activities of all other officers of the Corporation.

The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever he deems it necessary to do so or whenever the requisite number of the members of the Board of Directors shall request him in writing to do so. He shall preside at all meetings of the shareholders and the directors and shall generally perform such other duties as are delegated to him by the Board of Directors.

Section 5. President. Except as otherwise provided in these Bylaws, the President, subject to the directions of and limitations imposed by the Board of Directors, shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds, powers of attorney, and other instruments and papers in the name of the Corporation and on its behalf; subject, however, to the control, when exercised, of the Board of Directors. He shall, at each annual meeting, present a report of the business and affairs of the Corporation, and shall from time to time, whenever requested, report to the Board all matters within his knowledge, which the interest of the Corporation may require to be brought to the notice of the directors. The President shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks and other employees not herein provided to be selected by the Board, as he may find necessary to transact the business of the Corporation, and shall have the right to fix the compensation thereof.

Section 6. Vice-President. A Vice-President shall have the powers and perform such duties as may be delegated to him by the Board of Directors, or in the absence of such action by the Board, then by the Chairman of the Board or by the President. In case of the death, absence, or inability of the President to act, except as may be expressly limited by action of the Board of Directors, the Vice-President may perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, in such case, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds, powers of attorney, and other instruments and documents in the name of the Corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall sign with the President all certificates of stock as the Secretary of this Corporation and as Secretary affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes, powers of attorney, and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary he shall affix the seal of the Corporation thereto. Under the direction of the Board of Directors, the Chairman of the Board or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and he shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Assistant Secretary, if any, may perform the duties of the Secretary in his absence.

Section 8. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the Corporation as he may be directed by the Board of Directors.

He shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the Corporation. He shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. He shall render an account of the Corporation’s funds at the first meeting of the Board of Directors immediately following the annual meeting of shareholders of this Corporation, and at such other meetings as he may be requested, and he shall make an annual statement of the finances of the Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as the Treasurer may seem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors, the Chairman of the Board or the President. In the absence of the Treasurer, the Assistant Treasurer, if any, may perform the duties of the Treasurer with the same force and effect o the Treasurer.

ARTICLE IV

DIVIDENDS

The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent, when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the Corporation’s own treasury shares.

(c) Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares, and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split up or division of the issue shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this Section.

ARTICLE V

STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President and the Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President and the Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 3. Transfer of Stock. Transfers of stock shall be made only on the books of the Corporation by the holder, in person, or by an attorney-in-fact under a power of attorney duly executed by such shareholder and filed with the Secretary with written direction for the transfer, upon surrender of the original certificate for such shares and upon the payment of all indebtedness by such shareholder to the Corporation, and the possession of a certificate of stock (as between the holder and the Corporation) shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the Corporation. No transfer of stock shall be valid against the Corporation until it shall have been effected and registered upon the Corporation’s books in the manner herein provided.

On the transfer of any shares, each certificate shall be receipted for, and such receipt shall be attached to, the margin or stub of such certificate in the certificate book. When such certificate is delivered by the Corporation by registered or certified mail, the return receipt of such registered or certified mail shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the Corporation shall be cancelled by the Secretary and affixed in their original places in the certificate book and no new certificates shall be issued until the certificate for which it is exchanged has been cancelled and returned to its original place in said book, except as provided in Section 4 of this Article pertaining to lost or destroyed certificates.

If any holder of any stock of the Corporation shall have entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any share of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation evidence satisfactory to the Secretary of the Corporation of compliance with such agreement, and any evidence of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further, that the certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any restrictive agreement.

Section 4. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that he is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, which shall be at least double the par value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding, whereupon the President and the Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

ARTICLE VI

BOOKS AND RECORDS

Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

This Corporation shall keep, at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders’ Inspection Rights. Except as provided below and by statute, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, the following corporate records if he gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect a copy: (a) the Corporation’s articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated bylaws and all amendments to them currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (d) minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the three years immediately preceding the request; (e) written communications to all shareholders generally or all shareholders of a class or series within the three years immediately preceding the request to inspect, including the financial statements furnished for the past three years pursuant to Section 3 of this Article VI; (f) a list of the names and business street addresses of the current Board of Directors and executive officers; and (g) the Corporation’s most recent annual report on file with the Florida Department of State

If a shareholder’s demand is made in good faith and for a purpose reasonably related to such person’s interest as a shareholder, and by a written notice of his demand given to the Corporation at least five business days before the date on which he wishes to inspect and copy the shareholder describes with reasonable particularity his purpose and the records he desires to inspect and such records are directly connected with his purpose, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation: (a) accounting records; (b) the record of shareholders; and (c) any other books and records. The Corporation may deny any demand for inspection made pursuant to this paragraph if the demand was made for an improper purpose, or if the demanding shareholder has within two years preceding his demand sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring any list of shareholders for any such purpose, or has improperly used any information secured through any prior examination of the records of the Corporation for any other corporation.

Notwithstanding the foregoing, a shareholder of the Corporation who resides in Florida, is entitled to inspect and copy, during regular business hours at a reasonable location within the State of Florida specified by the Corporation, a copy of the Corporation Bylaws or restated bylaws and all amendments to them currently in effect and a list of the names and business street addresses of its current directors and officers if he gives the Corporation written notice of his demand at least 15 business days before the date on which he wishes to inspect and copy.

Nothing herein shall affect a shareholder’s right to inspect and copy a shareholders’ list for an annual meeting or special meeting of shareholders or if the shareholder is in litigation with the Corporation, to the same extent as any other litigant; or the power of a court, independently of the Florida General Corporation Act, to compel the production of corporate records for examination.

The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and materials, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records. If the records are kept in other than written form, the Corporation shall convert such records to written form upon the request of any person entitled to inspect same. The Corporation shall bear the costs of converting the following records: (a) the Corporation’s articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated bylaws and all amendments to them currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (d) minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the three years immediately preceding the request; (e) written communications to all shareholders generally or all shareholders of a class or series within the three years immediately preceding the request to inspect, including the financial statements furnished for the past three years pursuant to Section 3 of this Article VI; (f) a list of the names and business street addresses of the current Board of Directors and executive officers; and (g) the Corporation’s most recent annual report on file with the Florida Department of State. The requesting shareholder shall bear the costs, including the cost of compiling the information requested, incurred to convert (a) accounting records; (b) the record of shareholders; and (c) any books and records not previously specified in this paragraph.

For the purposes of this section, the term “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee or his behalf.

Section 3. Financial Information. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the Corporation shall furnish to its shareholders annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements submitted to shareholders must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them, or a report from the President or person responsible for the Corporation’s accounting records (a) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation’s control, it is unable to prepare its financial statements within such 120-day period. Thereafter, upon the written request of any shareholder, the Corporation shall mail to such shareholder a copy of the most recent of such financial statements.

ARTICLE VII

SEAL

The seal of this Corporation shall be circular and shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be engraved, printed, a facsimile or an impression or other type seal.

ARTICLE VIII

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by the Board of Directors.